UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2013, China United Insurance Service, Inc. (the “Company”) entered into a Consulting Service Agreement (the “Service Agreement”) with Mr. Li Fu-Chang (“Mr. Li”), a director of the Company, pursuant to which, Mr. Li will provide various investment-related services, including preparation of business plan, assessment of potential investors, coordination and negotiation with potential investors as well as assistance in connection with the closing of such investment. During the term of the Service Agreement and thereafter, Mr. Li agrees to keep in strict confidence of any and all of the confidential information of the Company subject to the terms and conditions therein. The service fee under the Service Agreement is NT1,800,000 ($296,480) per year, payable in two equal installments. The Service Agreement is effective on November 1, 2013 for a one-year term. The Service Agreement may be terminated by the Company without cause with one-month prior notice or terminated by the Company with immediate effect in case of material breach by Mr. Li, subject to terms and conditions therein.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2013, the board of directors of the Company, through unanimous written consent, (i) approved the increase the number of directors on the Company’s Board from 4 to 5; and (ii) approved the nomination of Ms. Lee Shu-Fen (“Ms. Lee”) by Mr. Mao Yi-Hsiao (“Mr. Mao”), the sole holder of Series A Preferred Stock, as the Series A Director.

Ms. Lee has served as the Law Insurance Broker Co., Ltd.’s Chief Executive Officer since 1987. Ms. Lee worked in Nan Shan Life Insurance Company, Ltd. from September 1983 to September 1987. Ms. Lee serves as the Chairman of the Law Insurance Broker Co., Ltd. from February 2013 to the present. Ms. Lee also serves as the general manager of Law Enterprise Co., Ltd. from February 2013 to the present. Ms. Lee has 30 years of insurance industry experience. Ms. Lee graduated from the National Taiwan Ocean University in Taiwan in the year of 1983, where she received a bachelor's degree of Department of Aquaculture.

Ms. Lee is the secretary of the Company, no compensation is paid to her by the Company and there is no arrangement or understanding between Ms. Lee and any other person(s) pursuant to which she was selected as an officer of the Company. Ms. Lee is the spouse of Mr. Mao, one director of the Company. There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Ms. Lee had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Ms. Lee is a party or in which she participates, that is entered into or material amendment in connection with our appointment of Ms. Lee, or any grant or award to Ms. Lee or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Ms. Lee.

On December 7, 2013, the Company entered into the Service Agreement with Mr. Li, a director of the Company. The description of the Service Agreement provided in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

Recent Development

At the end of October 2013, Henan Law Anhou Insurance Agency Co., Ltd. (“Anhou”) completed its filing with Henan Insurance Regulatory Bureau of China Insurance Regulatory Commission (“Local CIRC”) with respect to its previously-conducted share transfer and capital increase, which has been registered with local Administration Industry and Commerce (“AIC”) on October 24, 2013.

On November 26, 2013, Anhou changed its name into Law Anhou Insurance Agency Co., Ltd. and obtained its new business license. Anhou is in the process of obtaining the new Professional Insurance Agency License (the “License”) from Local CIRC to reflect the name change. Upon the completion of the name change, Anhou will proceed to complete its share pledge.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
10.1	Consulting Service Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: December 12, 2013

	By:	/s/ Lo Chung Mei
	Name:	Lo Chung Mei
	Title:	Chief Executive Officer

EXHIBIT INDEX

No.	Description
10.1	Consulting Service Agreement